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                                                                 Exhibit 10.30.6

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WESTERN(R)                                          WESTERN DIGITAL
DIGITAL                                             CORPORATION
                                                    ID:  95-2657125
                                                    P.O. Box 19665
                                                    Lake Forest, CA 92630-7741
                                                    (949) 672-7000 x 27985/27986

NOTICE OF GRANT OF PERFORMANCE SHARE AWARDS
AND PERFORMANCE SHARE AWARD AGREEMENT

                                           AWARD NUMBER:
                                           PLAN: 2004 Performance Incentive Plan
                                           ID:

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Congratulations! Effective _________, 20___, you have been granted performance share awards ("PSAs") of Western Digital Corporation. These PSAs were granted under the 2004 Performance Incentive Plan (the "PLAN").(1)

NUMBER OF PSAs GRANTED: ___________.

FISCAL YEARS COVERED BY GRANT: 2006, 2007 AND 2008 (each, an "Award Fiscal Year" and together, "Award Fiscal Years").

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Your PSAs are subject to the terms and conditions of this Notice, the attached
Standard Terms and Conditions for Performance Share Awards (the "STANDARD TERMS") and the Plan. By accepting the award, you are agreeing to the terms and provisions set forth in those documents. You should read the Plan, the Prospectus for the Plan, and the Standard Terms. The Standard Terms and the Plan are each incorporated into (made a part of) this Notice by this reference. You do not have to accept your award. If you do not agree to the terms of your award, you should promptly return this Notice to the Western Digital Corporation Stock Plans Administrator.

A copy of the Plan, the Prospectus for the Plan, and the Standard Terms have been provided to you. If you need another copy of these documents, or if you would like to confirm that you have the most recent version, please contact the Law Department.

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(1) The number of PSAs is subject to adjustment as set forth in the Standard
Terms and in Section 7.1 of the Plan (for example, and without limitation, in connection with stock splits).

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WESTERN(R)
DIGITAL
        Western Digital Corporation   20511 Lake Forest Drive
        Lake Forest, California 92630   Telephone 949 672-7000



                        STANDARD TERMS AND CONDITIONS FOR
                            PERFORMANCE SHARE AWARDS
                         2004 Performance Incentive Plan

1. PERFORMANCE SHARE AWARDS SUBJECT TO 2004 PERFORMANCE INCENTIVE PLAN

The Performance Share Awards (the "PSAs") referred to in the attached Notice of Grant of Performance Share Awards and Performance Share Award Agreement (the "NOTICE") are awarded under Western Digital Corporation's (the "CORPORATION'S") 2004 Performance Incentive Plan (the "PLAN"). The PSAs are subject to the terms and provisions of the Notice, these Standard Terms and Conditions for Performance Share Awards (these "STANDARD TERMS"), and the Plan. To the extent any information in the Notice, the Prospectus for the Plan, or other information provided by the Corporation conflicts with the Plan and/or these Standard Terms, then the Plan or these Standard Terms, as applicable, shall control. To the extent any terms and provisions in these Standard Terms conflict with the terms and provisions of the Plan, the Plan shall control. The Notice and these Standard Terms, together, constitute the "Agreement" with respect to the PSAs pursuant to Section 5.3 of the Plan. The holder of the PSAs is referred to herein as the "PARTICIPANT". Capitalized terms not defined herein have the meanings set forth in the Plan.

2. TARGET PSAs; ANNUAL DETERMINATION OF CREDITED PSAs

     (a) Target PSAs. The number of PSAs set forth on the Notice of Grant of Performance Share Awards ("TOTAL TARGET PSAS") is used solely to determine the number of PSAs which may be credited to the Participant's account as described in Section 2(b) below ("CREDITED PSAs").

     (b) Annual Determination of Credited PSAs. Following the end of each Award Fiscal Year, the Compensation Committee of the Board of Directors of the Corporation (the "COMMITTEE") will determine the number of Credited PSAs to be credited to the Participant's account with respect to the applicable Award Fiscal Year by multiplying one-third of the number of Total Target PSAs by a percentage (the "PSA PERFORMANCE PERCENTAGE"), the number of PSAs and the PSA Performance Percentage in each case being subject to adjustment as set forth in this Agreement. The PSA Performance Percentage for each Award Fiscal Year shall be a percentage between 0% and 300% as determined by the Committee in accordance with the performance measures determined by the Committee. The PSA Performance Percentage shall be so determined during the time periods set forth in Section
5.2.2 of the Plan. Notwithstanding the foregoing, if the PSA Performance Percentage shall exceed 100% for a given Award Fiscal Year, and the total expense to the Corporation (determined under Generally Accepted Accounting Principles) of all PSAs that would otherwise be credited by the Corporation to participants under the Plan with respect to such Award Fiscal Year (without pro-rating such expense over multiple fiscal years) would exceed, in the aggregate, a percentage of the Corporation's net operating income for such Award Fiscal Year (which percentage shall be determined by the Committee), then the Committee may in its discretion reduce the number of Credited PSAs that would have otherwise been credited to the Participant's account with respect to such Award Fiscal Year. The Participant's award of Credited PSAs does not create a right to receive shares of Common Stock until such Credited PSAs become vested, as described in Section 3(a) below. CREDITED PSAs AND PSA PERFORMANCE PERCENTAGES ARE SUBJECT TO ADJUSTMENT AS PROVIDED IN THIS AGREEMENT.

3. VESTING AND CONVERSION OF CREDITED PSAs

     (a) Vesting and Conversion of Credited PSAs. Subject to Sections 4 and 5 below, and provided Participant has satisfied the requirements of Section 7(b) below, on or about August 31, as determined by the Committee, of the final Award Fiscal Year, Credited PSAs, if any, from all of the Award Fiscal Years shall become vested ("VESTED PSAs") and be converted into an equivalent number of shares of Common Stock that will be distributed to Participant or, in the event of Participant's death, to Participant's legal representative, as soon as


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practicable. Such shares of Common Stock shall be evidenced by a stock certificate, appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation, or other appropriate means as determined by the Corporation. In the event ownership or issuance of Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Corporation in its sole discretion, Participant, or in the event of Participant's death, the Participant's legal representative, shall receive cash proceeds in an amount equal to the value of the Common Stock otherwise distributable to Participant, as determined by the Corporation in its sole discretion, net of amounts withheld in satisfaction of the requirements of
Section 7(b) below.

     (b) Termination at Conversion of PSAs. Unless terminated earlier under
Section 4 below, a Participant's rights under this Agreement with respect to the PSAs awarded under this Agreement shall terminate at the time any Credited PSAs are converted into shares of Common Stock or at such time that no PSAs are eligible to become Credited PSAs or Vested PSAs, as determined by the Committee.

     (c) Compliance with Corporation Policies. By accepting the award of PSAs evidenced by this Agreement, Participant agrees not to sell any of the Common Stock received upon conversion of Vested PSAs at a time when applicable laws or Corporation policies prohibit a sale. This restriction shall apply so long as Participant is an Employee, Consultant or outside director of the Corporation or a Subsidiary of the Corporation (and during any applicable post-service period as required under applicable laws or Corporation policies).

4. TERMINATION OF EMPLOYMENT

     (a) Termination of Employment. Subject to earlier vesting as provided in
Section 7.2 or 7.3 of the Plan and subject to adjustment as provided in Section 5 hereof, if the Participant ceases to be employed by or to provide services to the Corporation and its Subsidiaries (regardless of the reason for such termination, whether with or without cause, voluntarily or involuntarily, or due to disability), the Participant's PSAs (including Credited PSAs) shall terminate to the extent such PSAs have not become Vested PSAs upon the date the Participant's employment or services terminate; provided, however, that in the event of the Participant's death at a time when the Participant is employed by or providing services to the Corporation or any of its Subsidiaries, the Credited PSAs and a pro-rata portion (based on the portion of the then-current Award Fiscal Year served by the Participant) of the one-third of the Total Target PSAs that are subject to be evaluated as of the end of the then-current Award Fiscal Year shall be subject to evaluation to become Credited PSAs (in accordance with Sections 2 and 5), and any remaining PSAs shall terminate as of such date of death. Such Credited PSAs with respect to a Participant who ceases to be employed or to provide services due to death shall become Vested Shares in accordance with Sections 3(a) and 5, notwithstanding Participant's death. In consideration of the award of the PSAs, Participant agrees that terminated PSAs under this Agreement shall be deemed to have a value of zero dollars ($0.00). The Administrator shall be the sole judge, for purposes of the PSA, as to whether the Participant continues to render services the Corporation or its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

     (b) Change in Control Events. Notwithstanding Section 4(a), upon the occurrence of a Change in Control Event (as defined in Section 7.3 of the Plan), then subject to Section 5 below and Participant then being an Eligible Person, and provided Participant has satisfied the requirements of Section 7(b) below, then upon such Change in Control Event, (i) all PSAs eligible to become Credited PSAs with respect to all then incomplete Award Fiscal Years shall become Vested PSAs, based on a PSA Performance Percentage of 100%, and (ii) the then-Credited PSAs, if any, from any completed Award Fiscal Years shall become Vested PSAs. All such Vested PSAs (after giving effect to the foregoing clauses (i) and (ii)) shall be converted into an equivalent number of shares of Common Stock that will be distributed to Participant or, in the event of Participant's death, to Participant's legal representative, as soon as practicable. Such shares of Common Stock shall be evidenced by a stock certificate, appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation, or other appropriate means as determined by the Corporation. Notwithstanding the foregoing provisions, PSAs shall be distributed pursuant to this Section 4(b) only if the applicable Change in Control Event is a "change in control event" as such term is defined under Section 409A of the Code ("SECTION 409A") and regulations or other guidance promulgated thereunder.


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5. ADJUSTMENTS; PERFORMANCE-BASED COMPENSATION

     (a) Adjustments When Determining Credited PSAs. In annually determining the PSA Performance Percentage and the number of Credited PSAs with respect to an Award Fiscal Year, the Committee shall adjust the performance measures and performance goals previously determined by the Committee to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation or any of its competitors (as specifically identified by the Committee prior to the time that 25% of such Award Fiscal Year has elapsed, "Competitors"), (2) any change in accounting policies or practices of the Corporation or any or its Competitors, (3) the effects of any special charges to the earnings of the Corporation or any of its Competitors, or (4) any other similar special circumstances.

     (b) Reduction of Credited PSAs. Notwithstanding Section 3(a), prior to the date upon which Credited PSAs become Vested PSAs, the Committee may in its sole discretion reduce the number of Credited PSAs, and therefore the number of shares of Common Stock to be issued with respect to the Vested PSAs if the Committee determines that such reduction is necessary or advisable due to current business conditions.

     (c) Adjustments Due to Extraordinary Events. Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan, the Committee will make adjustments if appropriate in the number of Credited PSAs and the number and kind of securities that may be paid with respect to such Credited PSAs.

     (d) Performance-Based Compensation. PSAs are intended to be Performance-Based Awards based on Business Criteria, as described in Section 5.2 of the Plan. Compensation attributable to the Agreement is intended to constitute qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder. This Agreement shall be construed and administered by the Committee in a manner consistent with this intent.

6. ACKNOWLEDGMENT OF NATURE OF PLAN AND PSAs

In accepting the PSAs, Participant acknowledges that:

     (a) the Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time, as provided in the Plan;

     (b) the Award of PSAs is voluntary and occasional and does not create any contractual or other right to receive future awards of PSAs, or benefits in lieu of PSAs even if PSAs have been awarded repeatedly in the past;

     (c) all decisions with respect to future awards, if any, will be at the sole discretion of the Corporation;

     (d) Participant's participation in the Plan is voluntary;

     (e) the future value of underlying Common Stock is unknown and cannot be predicted with certainty; and

     (f) if Participant receives Common Stock, the value of such Common Stock acquired on vesting of PSAs may increase or decrease in value.

7. TAXES

     (a) Responsibility for Tax-Related Items. Regardless of any action the Corporation or Participant's actual employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding ("TAX RELATED ITEMS"), Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant's responsibility and


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that the Corporation and/or the Participant's actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the PSAs, including the grant of the PSAs, the determination of Credited PSAs, the vesting of PSAs, the conversion of the Vested PSAs into Common Stock or the receipt of an equivalent cash payment, the subsequent sale of any Common Stock acquired and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the PSAs to reduce or eliminate the Participant's liability for Tax Related Items.

     (b) Withholding Taxes. The Corporation (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any PSAs and/or the issuance of Common Stock upon conversion of Vested PSAs. Alternatively, the Participant or other person in whom the PSAs vest may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation (or the entity last employing the Participant) withhold and reacquire Vested PSAs or underlying Common Stock at their fair market value at the time of vesting to satisfy any withholding obligations of the Corporation or any Subsidiary with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Administrator, as the Administrator may impose from time to time. The Corporation may refuse to deliver Common Stock to Participant if Participant fails to comply with Participant's obligations described in this Section.

8. NONTRANSFERABILITY

Prior to the time that they have become Vested PSAs, neither the PSAs, Credited PSAs nor any interest therein, nor any amount payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or
(b) transfers by will or the laws of descent and distribution.

9. NO RIGHT TO EMPLOYMENT

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant's status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant's other compensation.

10. RIGHTS AS A STOCKHOLDER

Neither the Participant nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest or privilege in or to any shares of Common Stock subject to the PSAs (including, without limitation, any right to vote or receive dividends or any other rights as a stockholder with respect to such Common Stock) except as to such shares, if any, as shall have been actually issued to such person and recorded in such person's name following the vesting of the Credited PSAs.

11. NOTICES

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Corporation's payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by the Corporation or a Subsidiary, shall be deemed to have


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been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12. ARBITRATION

Any controversy arising out of or relating to this Agreement (including these Standard Terms) and/or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the PSAs, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure ss.ss. 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator's award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator's fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney's fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. By accepting the PSAs, the Participant consents to all of the terms and conditions of this Agreement (including, without limitation, this Section 12).

13. GOVERNING LAW

This Agreement, including these Standard Terms, shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to conflict of law principles thereunder) and applicable federal law.

14. CONSTRUCTION

This Agreement shall be construed and interpreted to comply with Section 409A. The Corporation reserves the right to amend this Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the PSAs in light of Section 409A and any regulations or other guidance promulgated thereunder.

15. SEVERABILITY

If the arbitrator selected in accordance with Section 12 or a court of competent jurisdiction determines that any portion of this Agreement (including these Standard Terms) or the Plan is in violation of any statute or public policy, then only the portions of this Agreement or the Plan, as applicable, which are found to violate such statute or public policy shall be stricken, and all portions of this Agreement and the Plan which are not found to violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties' intent that any order striking any portion of this Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

16. ENTIRE AGREEMENT

This Agreement (including these Standard Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject


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matter hereof. The Plan and this Agreement may be amended pursuant to Section
8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

17. SECTION HEADINGS

The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.


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